UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2026

Z SQUARED INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39669	98-1465952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 South Andrews Ave., Suite #700 Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

305-697-0792

(Registrant’s telephone number, including area code)

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZSQR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 6, 2026, Z Squared Inc., a Delaware corporation (the “Company”), entered into a Sales Agreement (the “Sales Agreement”) with Roth Capital Partners, LLC (the “Agent”), pursuant to which the Company may offer and sell, from time to time, through or to the Agent, acting as the Company’s sales agent or principal, shares of the Company’s common stock, par value $0.0001 per share (the “Placement Shares”), having an aggregate offering price of up to $300,000,000.

The offer and sale of the Placement Shares will be made pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-297288) (the “Registration Statement”), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 7, 2026 and became effective automatically upon filing pursuant to General Instruction I.D. to Form S-3 and Rule 462(e) under the Securities Act of 1933, as amended (the “Securities Act”), including the base prospectus contained therein and the sales agreement prospectus relating to the Placement Shares.

Upon delivery of a placement notice to the Agent, and subject to the terms and conditions of the Sales Agreement, the Agent may sell the Placement Shares by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through The Nasdaq Global Market, the existing trading market for the Company’s common stock, sales made to or through a market maker other than on an exchange, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. The Company is not obligated to sell, and the Agent is not obligated to buy or sell, any Placement Shares, but the Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell Placement Shares on the terms and subject to the conditions set forth in the Sales Agreement when and to the extent the Company directs it to do so.

The Company will pay the Agent a commission equal to 3.0% of the gross sales price of the Placement Shares sold through the Agent under the Sales Agreement and has agreed to reimburse the Agent for certain specified expenses. Under the terms of the Sales Agreement, the Company also may sell Placement Shares to the Agent, as principal for its own account, at a price agreed upon at the time of sale; any such sale would be made pursuant to the terms of a separate terms agreement between the Company and the Agent.

Under the terms of the Sales Agreement, the Company will not sell through the Agent any Placement Shares that would exceed the number or dollar amount of shares of common stock registered and available for sale under the Registration Statement, the number of authorized but unissued shares of common stock, or the number or dollar amount of shares authorized from time to time to be sold under the Sales Agreement by the Company’s board of directors. The Sales Agreement contains customary representations, warranties and covenants by the Company, customary conditions to the Agent’s obligations, customary indemnification and contribution provisions, and customary termination provisions. The Company or the Agent may terminate the Sales Agreement upon five days’ prior notice; the Sales Agreement will automatically terminate upon the sale of all Placement Shares subject thereto, and the Agent may terminate the Sales Agreement under certain other specified circumstances, including the occurrence of a material adverse effect.

The legality of the Placement Shares has been passed upon by Zarif Law Group P.C., counsel to the Company, whose opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K. The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, which is filed as Exhibit 10.1 to the Registration Statement and is incorporated by reference into this Item 1.01.

The representations, warranties and covenants contained in the Sales Agreement were made only for purposes of the Sales Agreement and as of specific dates, were solely for the benefit of the parties to the Sales Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Sales Agreement is incorporated herein by reference only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic and current reports and other filings with the SEC.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Sales Agreement, dated July 6, 2026, between Z Squared Inc. and Roth Capital Partners, LLC (incorporated by reference to Exhibit 1.2 to the Company’s Registration Statement on Form S-3 (File No. 333-297288) filed with the SEC on July 7, 2026).
5.1	Opinion of Zarif Law Group P.C.
23.1	Consent of Zarif Law Group P.C. (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Z SQUARED INC.

Date: July 7, 2026	By:	/s/ David Halabu
	Name:	David Halabu
	Title:	Chief Executive Officer

2